EXHIBIT 99.1
                                                                    ------------

                                                    Contact:  Bill Johnson
                                                              President and CEO
                                                              (610) 252-7321
                                                              (610) 250-9677 Fax
                                                              www.sihs.com

SI HANDLING SYSTEMS, INC.
600 Kuebler Road . PO Box 70 . Easton, PA 18044-0070

News Release


             SI HANDLING SYSTEMS AND ERMANCO REACH AGREEMENT ON THE
                     SALE OF ERMANCO TO SI HANDLING SYSTEMS

EASTON, PA, August 16, 1999 -- SI Handling Systems, Inc. [Nasdaq NM:SIHS], ("SI") and Ermanco Incorporated ("Ermanco") today announced that they have signed a definitive stock purchase agreement for SI to acquire privately held Ermanco. The agreement is subject to customary conditions to closing.

The acquisition of Ermanco, headquartered in Spring Lake, Michigan, is a major strategic step that will enable SI to increase significantly the breadth of its product offerings and the range of integrated materials handling systems it is able to offer its customers. The acquisition will represent revenue growth of over 60% from SI's current base.

Ermanco, with $26.3 million in fiscal 1998 sales, is a designer and installer of complete conveying systems for a variety of manufacturing and warehousing applications. Ermanco also manufactures conveyors and conveyor components.

Commenting on the acquisition, Bill Johnson, SI's Chief Executive Officer and President, said, "We believe this acquisition will benefit our customers and shareholders by creating a stronger company with a more comprehensive product and systems portfolio. The addition of Ermanco will provide us with an extended manufacturing base to better serve our customers and will complement our position in the integrated materials handling systems market. Ermanco should substantially broaden and increase the sales of SI's Production & Assembly and Warehousing & Distribution Systems and enable us to heighten our reputation as a high-quality, cost-effective supplier. The transaction should be accretive to SI's earnings in the first year, with opportunities for increasing accretion in subsequent years."

Leon C. Kirschner, President of Ermanco, added, "This is an exciting opportunity for our customers, associates, and the communities in which we both operate. We believe the combined company will be stronger than either SI or Ermanco separately. We'll be able to provide a broader range of integrated products and services to our customers."

Schroder  & Co.  Inc.  is serving as  financial  advisor to SI, and First  Union
National Bank, SI's principal bank, will be arranging financing for the transaction. ING Barings is serving as financial advisor to Ermanco.

SI, headquartered in Easton, PA, markets, designs, manufactures, installs, and services fully automated integrated materials handling systems and component products that improve productivity in manufacturing and automate order fulfillment.

                                                                     [CONTINUED]

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Cautionary  Statement.  Certain  statements  contained  herein  are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange
Commission   rules,   regulations,   and   releases.   SI   intends   that  such
forward-looking statements be subject to the safe harbors created thereby. Among other things, the forward-looking statements regard SI's acquisition activities, earnings, liquidity, financial condition, and certain operational matters. Words
or  phrases  denoting  the  anticipated   results  of  future  events,  such  as
"anticipate," "believe," "estimate," "expect," "may," "will," "should," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. SI's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of risks and uncertainties associated with the Ermanco acquisition, including the failure to close such acquisition, the failure to realize anticipated benefits of such acquisition, the failure to integrate Ermanco successfully with SI and any unforeseen complications related to the Ermanco acquisition; (2) as a result of factors over which SI has no control, including the strength of domestic and foreign economies, sales growth, competition, certain cost increases, and its potential exposures relating to the Year 2000 matter; or (3) if the factors on which SI's conclusions are based do not conform to its expectations.

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SI HANDLING SYSTEMS, INC.                                                 PAGE 2
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                                 CONFERENCE CALL
                                 [NASDAQ: SIHS]

================================================================================
                 SI HANDLING SYSTEMS AND ERMANCO REACH AGREEMENT
                  ON THE SALE OF ERMANCO TO SI HANDLING SYSTEMS
================================================================================

     Bill Johnson, President and CEO, will host a teleconference call on Monday, August 16, 1999, at 4:00 P.M. (Eastern Time) to discuss the agreement reached between SI Handling Systems and Ermanco on the sale of Ermanco to SI Handling Systems. He will also be available to respond to your questions.

     The teleconference dial-in number is (800) 230-1766. Please phone in no later than 3:55 P.M. on Monday, August 16, to participate. The operator will ask you to identify yourself and your firm.

     You have the opportunity to listen to the conference call over the Internet through Vcall at http://www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call, and a transcript will be available 24 to 48 hours later.